Exhibit 23








                     CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement (Form S-3 Number 333-83449) of American General Finance Corporation and in the related Prospectus of our report dated January 23, 2001, with respect to the consolidated financial statements and schedule of American General Finance Corporation and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2000.


                                             Ernst & Young LLP



Indianapolis, Indiana
March 26, 2001